Exhibit 99.2

To our shareholders:

January is always a special time for me, in part because it’s the beginning of a new year, but also because I completed DoorDash’s first delivery over 12 years ago. While it was hard to articulate our company mission back then (we were a classroom project called PaloAltoDelivery.com, a domain that we acquired quickly for less than $10), it was easy to see the smile on the consumer’s face after receiving his order of chicken pad thai and spring rolls. It also felt good to be paid as the Dasher to turn a merchant’s creation into productive consumption. I had no idea in 2013 whether it’d be a good idea to turn our project into a company, but I had a feeling that building a company whose success would depend on growing the GDP within cities would be a worthwhile pursuit.
So many things today still relate to our earliest days of building DoorDash. Shopping from home or work continues to remain incremental to going out and inside stores. The utility that comes from great digital experiences and a high quality last mile logistics network that can deliver goods from every merchant in your community - as perishable as ice cream or french fries, as delicate as orchids or crickets, as bulky as mulch or lawn mowers, as valuable as iPads or big screen TVs - has increasing usefulness and enduring value. And we still believe growing GDP locally continues to represent the best way to create economic opportunity and lift everyone up. Put more simply, our mission to grow and empower local economies is as relevant today as it ever has been.
2024 was another record year for DoorDash. But it is implausible to think these results are the work of one year. Instead, we are proud of these results because of the many years of execution that led up to them. Our approach has relied on four key pillars: 1/ a consistent focus on improving the inputs to our product (more comprehensive selection, greater affordability, faster and more accurate delivery, and better customer service), 2/ keeping a high bar when we evaluate projects before injecting large amounts of capital, 3/ improving our unit economics as we improve the core product experience, and 4/ a continuous effort in getting more efficient. This isn’t to say that we don’t invest big, upfront, or for the long term when we see the opportunity to do so. On the contrary, we’ve invested significantly more over the past five years than any other period in our history to grow from a largely one product company operating in one country (the US) to a multi-product company operating in over 30 countries. I wanted to share some of the highlights from the past year.

•Total Marketplace GOV grew 20% YoY to $80.2B
•Revenue grew 24% YoY to $10.7B
•Net cash provided by operating activities grew 27% YoY to $2.1B and Free Cash Flow grew 34% YoY to $1.8B
•Selection on our Marketplaces increased YoY by over 100,000 stores; our catalog now spans over 11M grocery and retail products
•25% of total MAUs shopped our new verticals categories in December 2024, not just from restaurant menus. Key retailer launches on DoorDash Marketplace included Ahold Delhaize USA, Wegmans, Lowes, Ulta Beauty, and Walmart (Canada). DoorDash now serves 94 of the top 100 restaurants and 44 of the top 100 retailers in the US. Key Wolt retailer launches and expansions include Pet City, Carrefour, Phoenix, dm, and Tesco.
•DoorDash and Wolt Commerce Platform now serves over 250,000 merchants, supporting restaurants, grocers, florists, pharmacists and other retailers, helping enable online ordering and delivery through a merchant’s 1P channel
•In Q4, over 100,000 SMB restaurants, 83 out of the top 100 restaurants in the US, and 21 of the top 25 CPG advertisers in the US advertised on our US marketplace
•Merchant advertisers in 2024 had an average quarterly retention rate of over 85% and an average quarterly revenue retention rate of over 110%

I think it’s helpful to put 2024 in perspective over a 5-year trajectory and use it as a way to reiterate our investment and operating philosophy. Compared to 2019, our business in 2024 is more than 9x bigger in GOV, 12x bigger in revenue, and is generating almost $2.4B more in Free Cash Flow. We’ve sustained growth throughout the years after COVID-19 while also significantly growing our profitability. It’s important to call out that our profitability grew even as we invested significantly more capital. For example, compared to 2019, our company in 2024 invested almost 11x more in research and development. Instead, the improvement to profitability was organic and came from our focus on improving our unit economics, staying disciplined on headcount growth, and only investing significant capital after we see signs of product market fit.
Over time, we aspire to be the biggest creator, operator and investor in the world in building local commerce products. We’re always looking to build new projects (like we once did with PaloAltoDelivery.com) and assess whether they’d turn into good businesses at different milestones. From our experience, great businesses tend to start from great products (usually a substantial leap better than what customers are accustomed to today) that exhibit strong retention and engagement, demonstrate a path to strong unit economics, and ride on a trend or set of trends that both create a large market and suggest such behavior will endure. So far on our journey, we’ve been lucky to find five large areas where we believe we can build great businesses: US Restaurants, International Marketplace, US New Verticals, Commerce Platform, and Ads. (To be sure, we are also investing in search of future potential great areas for exploration.)
US Restaurants has been our largest and oldest area of exploration. This might be our closest category on its way to reaching “centicorn” status in scale, but even if we achieve that measure, we’ll be only 10% of the US restaurant industry in sales. Certainly, if we had every restaurant, offered at prices cheaper than cooking, with perfect quality and speed, we’d envision this business achieving even greater levels of success. While we are not yet close to offering this ideal, we have made significant progress and believe we have a long runway to continue improving. But such improvement is hard won. After all, with each successive cohort, expectations rise, the easy wins disappear and usually, engagement drops. One sign of our progress comes from the continued strength in our consumer cohorts. When we review our most recent 2024 cohorts, we see new cohorts with significantly higher engagement than our pre-COVID cohorts, and their engagement level has stayed consistent for the past couple of years. In addition, each of our more mature cohorts grew their order rates through the year.
There hasn’t been one thing we’ve done to improve the quality and performance of our systems. Beyond rising customer expectations, our product lives in the physical world, where the edge cases are everywhere. Quantitatively speaking, we now average over seven million deliveries per day, which means a “one in a million” incident happens seven times a day. There are extremes in the distribution like holidays or, heaven forbid, natural disasters that seem to come with greater frequency. But the 16 ounce jar of peanut butter that is out of stock, the forgotten side of ranch dressing, the pet food substitute that is a tad off, the employee who called in sick and led to a late start to the lunch shift, the parking lot that was congested, the delivery address that required a gate code that was missed in the checkout flow; these are just a few examples of what happens every hour when we operate. In traditional software engineering, these examples might be viewed as edge cases. In our world, they are the routine. We must build systems that both predict and prevent such edge cases from degrading operations and respond instantaneously when something goes awry.
The overwhelming majority of the time when we do deliveries, everything goes smoothly and it almost seems our systems have been overbuilt. However, in cases where there is an issue, boy are we glad we’ve built observability, a single source of truth, alerting, and response tools to solve the problem. And when the stakes are highest, we must be the most ready. One such system we built, called SafeChat+, is an alerting system that applies AI to assess when a physical incident might take place and proactively addresses the issue to help us maximize safety for all of our audiences.
There is a reason why the name of the company is DoorDash, unrestricted to food. That’s because local economies do not grow from restaurants alone, and it was a matter of time before we'd serve other types of retailers. We launched US New Verticals in the middle of 2020 with a focus on Grocery and Convenience. Since then, we’ve expanded to launch Alcohol, Pets, Flowers, Health and Beauty, Sporting Goods, and in 2024, we launched the Home Improvement category.
In 2024, almost 1 in 2 consumers in the US who are new to ordering delivery in the Grocery, Convenience, and Alcohol categories through a third-party marketplace placed their first order on DoorDash. At current course and speed, we anticipate we will be doing more of these types of deliveries next year than any other third-party marketplace in the US.

We’ve also improved our unit economics for the third straight year in US New Verticals and are on a path to generate strong profitability in the future.
Despite this progress, our journey with US New Verticals is just at its beginning. We’re a long way away from building the ideal product. We have lots of work to do to give consumers more comprehensive selection of the stores they shop from, greater accuracy to receive the exact items they ordered, and better prices delivered with the same or greater convenience. This is also an area where investing in scale matters, and when you consider an estimated combined $5T of spend in the US in grocery and retail, these categories represent a significant potential source of profit dollars. Finally, we’re far from our goal of empowering every retailer to become a digital native. As we continue to build toward that outcome and give the same tools we use for our marketplace to retailers creating their own first party digital businesses, it will lead to a world where consumers have maximum choice and local commerce will be democratized into the hands of all merchants, and not just a few.
Growing and empowering local economies is not only a US mission and GDP growth locally remains the best offense for every society. Another large investment area for us has been our work in building our International Marketplace. Today, our services address over 800M people, less than 10 percent of the world. And in the geographies where we operate, just 100M people (a little over 12%) have ordered on our platforms in the past year. Even though it’s just the beginning, we’ve seen quite encouraging evidence that our products are resonating and the way we operate is working. We believe we are #1 or #2 in 20 out of 25 countries where we have transactional data, and are generally outgrowing peers. Internally, we see positive developments across each of our input metrics. In 2024 we grew MAUs to another record high, increased average order frequency, and improved unit economics, which were positive across our international geographies for the second consecutive year. While it hasn’t been easy and we’ve certainly made mistakes, we’ve grown our confidence in building a global business. When we take a multi-decade view, food delivery is just the start. There ought to be no reason why we can’t take the local commerce products we build from one country to serve another. In fact, we’ve seen even faster adoption of our non-restaurant products internationally than in the US. In Israel, as one anecdote, the iPhone 16 was launched on Wolt!

Our experience building US Restaurants has taught us that it is possible to simultaneously grow fast and achieve profitability. In fact, we found that solving for growth “or” profitability can be a false dichotomy. For example, reducing waste in our logistics system is one clear way to solve for both. If Dashers never had to wait for an order and items never had to sit idle, consumers and merchants certainly would benefit from faster delivery and the entire system would incur lower costs. But the “and” solutions rarely can be found in any silver bullet. The hard work comes in searching for the many small details that have a positive reward and risk tradeoff. Operationalizing this system of experimentation, feedback, and making tradeoffs between success metrics and constraints is a perennial process we continue to strive at improving and something we are applying as we build New Verticals and our International Marketplace.
2024 was a great year at DoorDash. And even though our business today is far larger and more complex than when I performed DoorDash’s first delivery or even as recently as five years ago, our mission and approach to building this business remains the same: 1/ focus on the customer, 2/ make small investments to prove product market fit, and only then double down, 3/ operate at the lowest level of detail, which includes solving for the edge cases and finding the “and” solutions, and 4/ take a long-term view. I want to end by giving a special shoutout to the DoorDash team, a group that shows up and makes progress day after day, week after week, month after month. We hold ourselves to a high bar at DoorDash, and we are always trying to raise it.

Thank you for investing and building alongside us.
Tony Xu
CEO and Co-founder, DoorDash
January 2025

Forward-Looking Statements

This shareholder letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” "aim," “will,” “should,” “expect,” “plan,” "try," “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategies, plans, or intentions. Forward-looking statements in this shareholder letter include, but are not limited to: our expectations regarding our financial position and operating performance; our expectations regarding our new verticals categories, international business and platform innovation; our plans and expectations regarding our overall business strategy and investment approach; our operational philosophy; our strategies and expectations regarding improvements to our products and services; our expectations regarding our growth prospects and our local commerce opportunity; trends in our business, including trends regarding our customer engagement; and demand for our platform and for local commerce platforms in general. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition; managing our growth and corporate culture; financial performance, including our ability to forecast our performance due to our limited operating history; investments in new geographies, products, or offerings; our ability to attract merchants, consumers, and Dashers to our platform; legal proceedings and regulatory matters and developments; any future changes to our business or our financial or operating model; and our brand and reputation. The forward-looking statements contained in this shareholder letter are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our quarterly reports on Form 10-Q. All forward-looking statements in this shareholder letter are based on information available to DoorDash and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.
Use of Non-GAAP Financial Measures

To supplement our financial information presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"), we consider certain financial measures that are not prepared in accordance with GAAP, including Free Cash Flow. We use non-GAAP financial measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our business and financial performance. We believe that these non-GAAP financial measures provide useful information to investors about our business and financial performance, enhance their overall understanding of our past performance and future prospects, and allow for greater transparency with respect to metrics used by our management in their financial and operational decision making. We are presenting Free Cash Flow, a non-GAAP financial measure, to assist investors in seeing our business and financial performance through the eyes of management, and because we believe that Free Cash Flow, and certain other non-GAAP financial measures, provide an additional tool for investors to use in comparing results of operations of our business over multiple periods and with other companies in our industry.

We define Free Cash Flow as cash flows from operating activities less purchases of property and equipment and capitalized software and website development costs.

Our definition of Free Cash Flow may differ from the definition used by other companies and therefore comparability may be limited. In addition, other companies may not publish a similar metric. The use of Free Cash Flow may be further limited in that it does not include the impact of certain costs that are reflected in our consolidated statements of cash flows. Thus, our non-GAAP financial measures, including Free Cash Flow, should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Reconciliation of net cash provided by operating activities to Free Cash Flow

(in millions)	Year Ended December 31,
	2019	2023	2024

Net cash (used in) provided by operating activities	$(467)	$1,673	$2,132
Purchases of property and equipment	(78)	(123)	(104)
Capitalized software and website development costs	(14)	(201)	(226)
Free Cash Flow	$(559)	$1,349	$1,802